UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2020

K12 Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2020, K12 Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto, providing for a $100 million revolving credit facility (the “Revolving Credit Facility”), which includes a $10 million swing loan sublimit and a $10 million letter of credit sublimit. The Credit Agreement provides the Company the ability to request increases to the borrowing commitments under either the Revolving Credit Facility or one or more tranches of term loans of up to $200 million in the aggregate, subject to customary conditions. The Revolving Credit Facility matures in January 2025.

The interest rate per annum applicable to loans under the Revolving Credit Facility, will be, in the case of a swing loan, the base rate, or, in the case of all other loans made under the Revolving Credit Facility and at the Company’s option, equal to either (i) the relevant Eurodollar rate for the selected interest rate period or (ii) the base rate plus, in each case, the applicable margin. The base rate is, for any day, the highest of (a) the Administrative Agent’s prime rate, (b) 0.5% in excess of the federal funds effective rate, and (c) 100 basis points above LIBOR for Eurodollar loans over a period of one month. The applicable margin is based on the Company’s leverage ratio and ranges between 0.875% and 1.5% for LIBOR-based borrowings and 0% and 0.5% for base rate borrowings.

The obligations of the Company under the Credit Agreement have been guaranteed by certain of the Company’s subsidiaries party thereto (the “Guarantors”). The obligations of the Company and the Guarantors under the Credit Agreement are, subject to certain exceptions, secured by a pledge of all of the capital stock of certain domestic subsidiaries owned by the Company and each Guarantor and a security interest in substantially all of the Company’s tangible and intangible assets and the tangible and intangible assets of each Guarantor.

The Credit Agreement contains financial covenants that requires the Company to maintain (i) a leverage ratio of consolidated indebtedness to consolidated Adjusted EBITDA of no more than 3.25 to 1.00 and (ii) an interest coverage ratio of consolidated EBIDTA to consolidated interest expense of at least 3.00 to 1.00. The Credit Agreement also contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and the Guarantors with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets, transactions with affiliates, payments of dividends and repurchases of capital stock. The Credit Agreement provides for customary events of default. Upon the occurrence and during the continuance of an event of default, the commitments of the lenders may be terminated and all outstanding obligations of the loan parties under the Credit Agreement may be declared immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 27, 2020, the Company, through its wholly owned subsidiaries K12 Management Inc. (“Parent”), a Delaware corporation, and KAcquisitionCo Inc. (“Merger Sub”), a Delaware corporation, completed its acquisition of Galvanize Inc., a Delaware corporation (“Galvanize”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent and Merger Sub, on the one hand, and Galvanize and Fortis Advisors LLC, a Delaware limited liability company, as Securityholders’ Representative (solely with respect to Article XIII of the Merger Agreement), on the other hand. At the closing of the acquisition and pursuant to the Merger Agreement, the Company paid, for the benefit of the stockholders of Galvanize, aggregate consideration of approximately $165 million in cash, excluding adjustments, a portion of which cash was deposited in escrow to serve as security for potential indemnification claims under the Merger Agreement. The purchase price was funded through the Company’s available cash and cash equivalents.

The material terms of the Merger Agreement were previously reported in Item 1.01 of the Company’s Current Report on Form 8-K filed on January 27, 2020 (file no. 001-33883), which is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On January 27, 2020, K12 Inc. (the “Company”) issued a press release announcing its financial results for the second fiscal quarter ended December 31, 2019.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information contained in this Current Report of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” by the Company with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any filing by the Company under the U.S. Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment of this Current Report on Form 8-K no later than April 13, 2020.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment of this Current Report on Form 8-K no later than April 13, 2020.

(d) Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of January 27, 2020, by and among K12 Inc., the guarantors party thereto, the lenders party thereto, PNC Bank, National Association, as administrative agent.
99.1	K12 Inc. Earnings Press Release, dated January 27, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

Date:	January 27, 2020	By: /s/ Vincent W. Mathis
		Name:	Vincent W. Mathis
		Title:	Executive Vice President, General Counsel and
Secretary